Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2013 Financial Results

TYSONS CORNER, Va., October 28, 2013 – MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended September 30, 2013 (the third quarter of its 2013 fiscal year).

Third quarter 2013 revenues were $141.9 million versus $136.1 million for the third quarter of 2012, a 4% increase. Product licenses revenues for the third quarter of 2013 were $33.8 million versus $31.7 million for the third quarter of 2012, a 6% increase. Product support and other services revenues for the third quarter of 2013 were $108.2 million versus $104.3 million for the third quarter of 2012, a 4% increase.

Operating expenses for the third quarter of 2013 were $97.0 million versus $93.9 million for the third quarter of 2012, a 3% increase.

Income from continuing operations for the third quarter of 2013 was $11.6 million, as compared to income from continuing operations of $7.3 million for the third quarter of 2012, a 59% increase. Net income for the third quarter of 2013 was $17.1 million, or $1.52 per share on a diluted basis, as compared to net income of $4.8 million, or $0.43 per share on a diluted basis, for the third quarter of 2012.

Non-GAAP income from continuing operations, which excludes share-based compensation expense, was $12.1 million for the third quarter of 2013, as compared to non-GAAP income from continuing operations of $7.3 million for the third quarter of 2012, a 65% increase.

For the third quarter of 2013, MicroStrategy’s effective tax rate was a benefit of 102%, as compared to a provision of 29% for the third quarter of 2012. MicroStrategy recorded a benefit from income taxes for the third quarter of 2013 in the amount of $8.7 million, as compared to a provision from income taxes in the amount of $2.1 million for the third quarter of 2012. The changes in the effective tax rate and income taxes for the third quarter of 2013, as compared to the third quarter of 2012, were primarily due to a $12.7 million release of liabilities for unrecognized tax benefits as the statute of limitations with respect to certain previously filed tax returns expired in the third quarter of 2013.

As of September 30, 2013, MicroStrategy had cash and cash equivalents and short-term investments, excluding those held-for-sale, of $343.9 million versus $223.1 million as of December 31, 2012, an increase of $120.9 million. As of September 30, 2013, MicroStrategy had 9.1 million shares of class A common stock and 2.2 million shares of class B common stock outstanding.

The table at the end of this press release includes a reconciliation of income from continuing operations to non-GAAP income from continuing operations for the three and nine months ended September 30, 2013 and 2012. An explanation of this measure is also included under the heading “Non-GAAP Financial Measure.”

MicroStrategy Announces the New MicroStrategy Analytics Platform™

This month, MicroStrategy unveiled its new MicroStrategy Analytics Platform, a comprehensive family of powerful, easy-to-use analytics solutions. The MicroStrategy Analytics Platform is MicroStrategy’s most important new software release in years and is the culmination of over two decades of innovation in analytics and business intelligence. It includes three distinct products:

•	MicroStrategy Analytics Enterprise™ (Enterprise-grade business intelligence)

•	MicroStrategy Analytics Desktop™ (Free self-service visual analytics tool)

•	MicroStrategy Analytics Express™ (Free Cloud-based self-service visual analytics)

Together, these products support a full spectrum of business needs with maximum flexibility and affordability, running at individual, team, departmental, or enterprise-scale, can be delivered as a desktop application, on the web or mobile devices, support high performance analytics on gigabytes, terabytes, or petabytes of data, and can be deployed on-premises or up to 100x more quickly in the MicroStrategy Cloud™. The three MicroStrategy Analytics Platform products also share a common user experience – making it easy to start small with self-service analytics and grow into the production-grade features of Enterprise.

“We are thrilled to introduce our powerful, new Desktop product, which we have made easy to download and freely available to all users at www.microstrategy.com,” said Paul Zolfaghari, President, MicroStrategy Incorporated. “With the addition of Desktop and other product enhancements, we now offer a complete analytics platform for the enterprise as well as for the departmental, self-service user. We believe that we have transformed the self-service analytics market with our new on-the-fly data blending technology, free out-of-the-box map analytics for all MicroStrategy customers, supercharged in-memory analytics to support 10x more data than previously, and industry-leading performance, with improvements in both speed and throughput in Big Data analytics.”

MicroStrategy Launches MicroStrategy Analytics Desktop™

As part of the new MicroStrategy Analytics Platform, MicroStrategy launched MicroStrategy Analytics Desktop, the company’s new desktop-based product for self-service data visualization. The product is freely available and can be downloaded at http://www.microstrategy.com/free/desktop. MicroStrategy Analytics Desktop is a fast, powerful, easy-to-use product that will enable business end users to gain deep insight into their own data. With MicroStrategy Analytics Desktop, it takes just minutes for an end user to gain valuable insight into their data by creating stunning, useful visualizations without the need of an IT department. After a simple download and installation process that can be completed in less than five minutes, an end user can:

•	Access Data. Users can quickly connect to data from any source. Users can pull data from Excel files, relational databases, multi-dimensional databases, cloud-based applications and even Hadoop – all without writing a single line of scripting or SQL code. And, unlike pricey data visualization solutions that charge even more to access data from databases, with MicroStrategy Analytics Desktop, it is all included for free.

•	Visualize. Business users can quickly illuminate the story in their data by creating beautiful, impactful data visualizations. With just a few clicks, these brilliant visualizations – from basic pie graphs to advanced matrices, networks and maps – bring the underlying data to life. MicroStrategy Analytics Desktop is powered by MicroStrategy’s lightning-fast in-memory database technology – the same technology behind some of the world’s largest business intelligence implementations, but in a package now easily accessible to everyone.

•	Build Dashboards. Building dashboards has never been faster or easier. Users simply drag-and-drop to arrange multiple visualizations in a dashboard to convey a story. Users can also blend/combine data from different sources to create new metrics and data views. No IT needed.

•	Share. Users can share insights by exporting and sending their dashboard as an image, a PDF file, or a full MicroStrategy Analytics Desktop file. It has never been easier to creatively share and experience visual insight from data.

“MicroStrategy Analytics Desktop represents an extraordinary advance in analytics and BI because it allows users to connect to data, create compelling visualizations, and share those insights within minutes, all without IT assistance,” said Paul Zolfaghari, President, MicroStrategy Incorporated. “We designed it to be easy to download and install, so that anyone could get more from their data in minutes. We also made it fast and easy to use, with MicroStrategy performance and power – so you can analyze billions of rows of data on your desktop. It is faster than ever and stunningly effective.”

MicroStrategy Wins Multiple Stevie® Awards at 2013 American Business Awards

In September 2013, MicroStrategy was honored with multiple Stevie® Awards at the 2013 American Business Awards in San Francisco, CA. MicroStrategy received a gold Stevie® Award in the Best New Business-to-Business Product category for its innovative self-service analytics solution, MicroStrategy Express™ (now branded as MicroStrategy Analytics Express™). MicroStrategy Express earned silver awards in the categories of Best New Business-to-Business Service and Best New Mobile Operations Management Solution, as well as bronze awards in the categories of Best New Business Intelligence Solution and Best New Cloud Application. In addition, MicroStrategy Express earned three People’s Choice Stevie Awards in the categories of Favorite Business-to-Business Product, Favorite Cloud Application, and Favorite Mobile On-Demand Solution.

MicroStrategy Analytics Platform Certified for Integration with SAP HANA®

In September 2013, the SAP® Integration and Certification Center (SAP ICC) certified that the MicroStrategy Analytics Platform integrates with the SAP HANA® platform. MicroStrategy customers such as Adobe and Adidas can now harness the blazing speed of SAP HANA with MicroStrategy’s advanced visualization capabilities to build breakthrough analytical applications. To learn more about the business benefits of integrating MicroStrategy with SAP HANA, please visit http://www.microstrategy.com/sap-hana.

With this integration, business users can quickly and easily transform data in SAP HANA into visually insightful dashboards, reports, and data discovery applications. Companies can unlock the business value of big data assets using MicroStrategy Analytics Platform’s advanced data visualization capabilities, custom reporting, and interactive dashboards.

“SAP HANA is used as the centralized source of truth at Adobe,” said Jeremy Hadley, Senior Manager BI, at Adobe Systems. “MicroStrategy was really the driver for pushing that information out to the business. The MicroStrategy BI platform and SAP HANA were the catalysts for the speed and versatility goals that we have at Adobe, and the integration was amazing.”

“We are delighted that the MicroStrategy Analytics Platform has achieved certified integration with the SAP HANA platform,” said Paul Zolfaghari, President, MicroStrategy Incorporated. “This integration builds on MicroStrategy’s relationship with SAP, underscoring the importance of working together to optimize our platforms and extending advanced capabilities and speed to our global customers.”

Through integration with SAP HANA, the MicroStrategy Analytics Platform allows organizations to:

•	Easily transform data in SAP HANA into visually appealing dashboards, insightful reports, and data discovery applications,

•	Quickly build native mobile apps fueled by data in SAP HANA,

•	Leverage push-down analytics to gain maximum performance with SAP HANA, and

•	Transparently capitalize on existing investments in security infrastructure from SAP.

MicroStrategy Positioned in the “Challengers” Quadrant of the 2013 Magic Quadrant for Mobile Application Development Platforms

In August 2013, MicroStrategy announced that it debuted in the “Challengers” quadrant in Gartner’s 2013 “Magic Quadrant for Mobile Application Development Platforms” (MADP) report. The evaluation was based on the completeness of MicroStrategy’s vision and ability to execute.

“We are extremely pleased that our MicroStrategy Mobile App platform has been placed in the Gartner Magic Quadrant,” said Paul Zolfaghari, President, MicroStrategy Incorporated. “MicroStrategy has invested heavily in mobile platform technology designed to help our customers take advantage of what the company and our founder, Michael Saylor, see as the coming ‘Mobile Wave’.”

For six consecutive years, Gartner has positioned MicroStrategy’s Analytics Platform in Gartner’s Magic Quadrant for Business Intelligence. “MicroStrategy Mobile is now independently recognized for the value it offers customers searching specifically for a mobile app platform,” added Zolfaghari. “MicroStrategy Mobile brings to life analytics, transactions, workflows, and multimedia in platform-built custom native apps for tablets and smartphones. As a result, we have seen hundreds of our customers use our mobile platform to build apps that reach beyond BI and include enterprise workflow and transactional processing.”

A copy of the Gartner report is available, compliments of MicroStrategy, at: http://info.microstrategy.com/2013GartnerReport.

Examples of Customer Deals from Q3 2013:

•	Sherwin-Williams

The Sherwin-Williams Company, founded in 1866, is an American Fortune 500 and is one of the world’s leading companies in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers. A recent addition of MicroStrategy licenses will allow Sherwin-Williams to expand the MicroStrategy Mobile Platform to its Global Sales and Retail Store Analytics. Sherwin-Williams will deploy MicroStrategy Mobile to analyze sales, customer, and product information stored across several data sources, react to anomalies, and gain visibility to daily performance KPIs directly from their Mobile devices. Sherwin-Williams chose MicroStrategy for its platform’s ease-of-use, self-service analytics, scalability, and mobile leadership.

•	Herkel BV

Herkel is a Netherlands-based leading manufacturer of nutritional supplements, sensory, olfactory, pharmaceutical, and cosmetic products. Herkel selected MicroStrategy as its enterprise analytics platform to better understand and react to changes across its financial, operational, supply chain, and sales departments. With MicroStrategy, Herkel senior management will have better and faster insight into the performance of its operations. In selecting MicroStrategy over other analytics products, Herkel cited outstanding platform architecture and product capabilities, mobile leadership, ease of use, performance, and scalability.

•	Senheng Electric

Senheng® was first established in 1989 and is one of the leading electronics chain stores in Malaysia today, with 135 stores in operation throughout the country. Senheng selected the MicroStrategy Analytics Platform to analyze its sales, consumer, inventory, and supply chain operations, and will be extensively used by its senior management team, divisional and departmental heads, and store managers. MicroStrategy was selected for its scalability, robustness, ease of use, and comprehensive analytics and mobile architecture.

•	PT Bank OCBC NISP

PT Bank OCBC NISP, a subsidiary of Singapore-based OCBC Bank, is one of Indonesia’s oldest financial institutions with more than 70 years in operation. Headquartered in Jakarta, PT Bank OCBC NISP has a network of 380 offices located in 76 cities across Indonesia. A customer since 2011, the finance department at PT Bank OCBC NISP has been using the MicroStrategy Analytics Platform and the MicroStrategy Mobile Platform, and has enjoyed a code-free, intuitive design environment which allowed its IT team to easily create customized mobile apps for its business users. A recent expansion of MicroStrategy licenses will provide additional dashboard and reporting capabilities to its Board of Directors and C-level executives. MicroStrategy was chosen by the bank’s business users for the platform’s ease of use and positive user experience.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash expense that the Company believes is not reflective of its general business performance. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of the Company’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide the most flexible, powerful, scalable and user-friendly platforms for analytics, mobile, identity and loyalty, offered either on premises or in the cloud.

The MicroStrategy Analytics Platform™ enables leading organizations to analyze vast amounts of data and distribute actionable business insight throughout the enterprise. Our analytics platform delivers reports and dashboards, and enables users to conduct ad hoc analysis and share their insights anywhere, anytime. MicroStrategy Mobile™ lets organizations rapidly build information-rich applications that combine multimedia, transactions, analytics, and custom workflows. The MicroStrategy Identity Platform™ (branded as MicroStrategy Usher™) provides organizations the ability to develop a secure mobile app for identity and credentials. The MicroStrategy Loyalty Platform™ (branded as MicroStrategy Alert) is a next-generation, mobile customer loyalty and engagement solution. To learn more about MicroStrategy, visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Analytics Platform, MicroStrategy Mobile, MicroStrategy Identity Platform, MicroStrategy Loyalty Platform, MicroStrategy Analytics Enterprise, MicroStrategy Analytics Desktop, MicroStrategy Analytics Express, MicroStrategy Usher, MicroStrategy Express, and MicroStrategy Cloud are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including the MicroStrategy Analytics Platform; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine months Ended September 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$33,753	$31,736	$92,726	$101,079
Product support and other services	108,166	104,344	317,281	308,659

Total revenues	141,919	136,080	410,007	409,738

Cost of revenues
Product licenses	1,336	1,059	4,550	4,187
Product support and other services	31,917	33,788	101,050	100,450

Total cost of revenues	33,253	34,847	105,600	104,637

Gross profit	108,666	101,233	304,407	305,101

Operating expenses
Sales and marketing	50,798	49,551	154,198	153,385
Research and development	21,977	21,920	72,021	63,111
General and administrative	24,265	22,460	77,271	69,192

Total operating expenses	97,040	93,931	303,490	285,688

Income from continuing operations	11,626	7,302	917	19,413
Interest income, net	80	41	463	93
Other (expense) income, net	(3,213)	(112)	(1,924)	764

Income (loss) from continuing operations before income taxes	8,493	7,231	(544)	20,270
(Benefit from) provision for income taxes	(8,653)	2,097	(10,946)	6,147

Income from continuing operations, net of tax	17,146	5,134	10,402	14,123

Discontinued operations
Gain from sale of discontinued operations, net of tax provision ($0 and $0 and $37,548 and $0, respectively)	—	—	57,377	—
Loss from discontinued operations, net of tax benefit ($0 and $219 and $391 and $964, respectively)	—	(371)	(595)	(1,817)

Discontinued operations, net of tax	—	(371)	56,782	(1,817)

Net income	$17,146	$4,763	$67,184	$12,306

Basic earnings (loss) per share (1):
From continuing operations	$1.52	$0.46	$0.92	$1.30
From discontinued operations	—	(0.03)	5.03	(0.17)

Basic earnings per share	$1.52	$0.43	$5.95	$1.13

Weighted average shares outstanding used in computing basic earnings (loss) per share	11,301	11,050	11,299	10,911

Diluted earnings (loss) per share (1):
From continuing operations	$1.52	$0.46	$0.92	$1.26
From discontinued operations	—	(0.03)	5.03	(0.16)

Diluted earnings per share	$1.52	$0.43	$5.95	$1.10

Weighted average shares outstanding used in computing diluted earnings (loss) per share	11,301	11,197	11,300	11,137

(1)	Basic and fully diluted earnings (loss) per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2013	December 31, 2012 *
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$163,777	$223,043
Restricted cash	194	50
Short-term investments	180,171	36
Accounts receivable, net	62,869	89,038
Prepaid expenses and other current assets	13,597	12,689
Deferred tax assets, net	21,038	26,616
Assets held-for-sale	—	10,571

Total current assets	441,646	362,043

Property and equipment, net	89,165	96,751
Capitalized software development costs, net	11,896	10,360
Deposits and other assets	6,882	5,120
Deferred tax assets, net	3,088	3,664

Total Assets	$552,677	$477,938

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$36,864	$40,905
Accrued compensation and employee benefits	64,450	71,789
Deferred revenue and advance payments	117,785	101,249
Deferred tax liabilities	336	523
Liabilities held-for-sale	—	4,689

Total current liabilities	219,435	219,155

Deferred revenue and advance payments	9,131	8,823
Other long-term liabilities	26,602	43,418
Deferred tax liabilities	5,427	6,231

Total Liabilities	260,595	277,627

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,478 shares issued and 9,073 shares outstanding, and 15,462 shares issued and 9,057 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 shares issued and outstanding, and 2,227 shares issued and outstanding, respectively	2	2
Additional paid-in capital	492,453	468,087
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(1,294)	(1,515)
Retained earnings	276,090	208,906

Total Stockholders’ Equity	292,082	200,311

Total Liabilities and Stockholders’ Equity	$552,677	$477,938

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2013	2012
	(unaudited)	(unaudited)
Operating activities:
Net income	$67,184	$12,306
Plus: (Income) loss from discontinued operations, net of tax	(56,782)	1,817

Income from continuing operations, net of tax	10,402	14,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,620	16,197
Bad debt expense	3,402	4,822
Deferred taxes	(4,035)	2,239
Release of liabilities for unrecognized tax benefits	(14,145)	—
Share-based compensation expense	444	—
Excess tax benefits from share-based compensation arrangements	(23,580)	—
Other, net	(36)	—
Changes in operating assets and liabilities:
Accounts receivable	22,389	15,131
Prepaid expenses and other current assets	88	(2,107)
Deposits and other assets	503	539
Accounts payable and accrued expenses	(8,008)	2,422
Accrued compensation and employee benefits	(6,908)	(6,402)
Deferred revenue and advance payments	17,723	(2,090)
Other long-term liabilities	(2,606)	(1,427)

Net cash provided by operating activities from continuing operations	15,253	43,447
Net cash used in operating activities from discontinued operations	(664)	(2,260)

Net cash provided by operating activities	14,589	41,187

Investing activities:
Proceeds from redemption of short-term investments	29,000	—
Purchases of property and equipment	(10,019)	(26,884)
Purchases of short-term investments	(209,115)	—
Capitalized software development costs	(5,414)	(8,148)
Insurance proceeds	—	3,206
(Increase) decrease in restricted cash and investments	(97)	74

Net cash used in investing activities from continuing operations	(195,645)	(31,752)
Net cash provided by (used in) investing activities from discontinued operations	99,136	(1,127)

Net cash used in investing activities	(96,509)	(32,879)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	341	8,957
Excess tax benefits from share-based compensation arrangements	23,580	—
Payments on capital lease obligations and other financing arrangements	(2,037)	(256)

Net cash provided by financing activities from continuing operations	21,884	8,701
Net cash provided by financing activities from discontinued operations	—	—

Net cash provided by financing activities	21,884	8,701

Effect of foreign exchange rate changes on cash and cash equivalents	(580)	(34)

Net (decrease) increase in cash and cash equivalents	(60,616)	16,975
Cash and cash equivalents (including held-for-sale of $1,350 and $5,300, respectively), beginning of period	224,393	199,634

Cash and cash equivalents (including held-for-sale of $0 and $1,840, respectively), end of period	$163,777	$216,609

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended September 30,		Nine months Ended September 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Reconciliation of non-GAAP income from continuing operations:
Income from continuing operations	$11,626	$7,302	$917	$19,413
Share-based compensation expense	444	—	444	—

Non-GAAP income from continuing operations	$12,070	$7,302	$1,361	$19,413